Choice Therapeutics, Inc.

Condensed Financial Statements

As of March 31, 2014 and For the Three Months Ended March 31, 2014 and 2013

Choice Therapeutics, Inc.

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CHOICE THERAPEUTICS, INC.

CONDENSED BALANCE SHEET

(UNAUDITED)

March 31,
2014

ASSETS:
Current Assets:
Cash and cash equivalents	$26,030
Accounts receivable	231,373
Inventory	328,071
Total current assets	585,474
Debt issuance costs, net of accumulated amortization of $2,377	43,591
Total assets	$629,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$850,732
Accrued expenses	1,676
Asset based credit facility	86,488
Notes payable	275,000
Total current liabilities	1,213,896
Related party convertible notes, net of discount	400,955
Total liabilities	1,614,851

Redeemable Convertible Preferred Stock

Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share, 2,315,000 shares authorized; 1,610,500 shares issued and outstanding as of March 31, 2014; liquidation prefernce of $4,793,004	3,221,000

Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share, 2,000,000 shares authorized; 1,127,296 shares issued and outstanding as of March 31, 2014; liquidation preference of $2,948,393	2,254,592

Series C Redeemable Convertible Preferred Stock, par value $0.0001 per share, 3,000,000 shares authorized; 2,201,237 shares issued and outstanding as of March 31, 2014; liquidation prefernce of $2,554,302	2,147,185

Commitments and Contingencies

Stockholders' Deficiency

Common Stock, par value $0.0001 per share, 10,250,000 shares authorized; 1,717,550 shares issued and outstanding as of March 31, 2014	172
Stock subscription receivable	(91,000)
Additional paid-in capital	630,939
Accumulated deficit	(9,148,674)
Total stockholders' deficiency	(8,608,563)
Total liabilities, redeemable convertible preferred stock and stockholders' deficiency	$629,065

The accompanying notes are an integral part of these condensed financial statements.

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CHOICE THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013

Revenue, net of returns, allowances and discounts	$460,634	$440,318

Cost of revenues	139,246	140,070

Gross profit	321,388	300,248

Operating expenses
Selling, general and administrative	682,489	459,734
Total operating expenses	682,489	459,734

Loss from operations	(361,101)	(159,486)

Other expense
Interest expense	(23,728)	(6,733)
Total other expense	(23,728)	(6,733)

Net loss	$(384,829)	$(166,219)

The accompanying notes are an integral part of these condensed financial statements.

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CHOICE THERAPEUTICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities
Net loss	$(384,829)	$(166,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	862	875
Amortization of debt issuance costs	2,377	-
Changes in operating assets and liabilities:
Accounts receivable	9,079	86,484
Inventory	141,445	10,788
Accounts payable	321,386	(317,149)
Accrued expenses and other current liabilities	(49,062)	(802)
Net Cash Provided by (Used in) Operating Activities	41,258	(386,024)
Cash Flows From Financing Activities
Repayment of asset based credit facility	(34,277)	(49,536)
Net proceeds from the issuance of convertible notes	-	400,000
Issuance of Series C redeemable convertible preferred stock	-	100,000
Net Cash (Used in) Provided by Financing Activities	(34,277)	450,464

Net Increase in Cash and Cash Equivalents	6,981	64,440

Cash and Cash Equivalents - Beginning of year	19,049	50,972

Cash and Cash Equivalents - End of period	$26,030	$115,412

Supplemental Disclosure of Cash Flows Information
Cash paid during the period for:
Interest	$23,728	$6,733
Non-cash investing and financing activities
Issuance of preferred shares for notes	$51,000	$40,000
Exchange of Series A&B preferred stock for Series C preferred stock	$-	$120,000

The accompanying notes are an integral part of these condensed financial statements.

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Choice Therapeutics, Inc.

Notes to Condensed Financial Statements

(Unaudited)

1.	Description of Business and Basis of Presentation

Choice Therapeutics, Inc. (the “Company”) is a provider of innovative wound care products to hospitals and medical centers worldwide. Using proprietary Therabond 3D® Antimicrobial Barrier Systems, the Company sells contact dressings, wraps, and self-adhering island dressings which fit onto individual body contours.

On May 5, 2014, all outstanding equity interest of the Company was acquired by Alliqua Biomedical, Inc. (“Alliqua”), a publicly traded company based in Langhorne, Pennsylvania.

Basis of Presentation

The condensed financial statements contained in this report are unaudited. In the opinion of management, the condensed financial statements include all adjustments, which are of a normal recurring nature, necessary to present fairly the Company’s financial position as of March 31, 2014 and results of operations for the three months ended March 31, 2014, and cash flows for the three months ended March 31, 2014. While management believes that the disclosures presented are adequate to make the information not misleading, these unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto in the Company’s latest year-end financial statements, which are included in this filing  The results of the Company’s operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for the full year.

Significant Accounting Policies and Estimates

The Company’s significant accounting policies are disclosed in Note 1 — Summary of Significant Accounting Policies in the 2013 Audited Financial Statements included in this filing. There have been no material changes to the Company’s significant accounting policies. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.   These estimates and assumptions include valuing equity securities, inventory reserves, and deferred taxes and related valuation allowances. Actual results could differ from the estimates.

2.	Inventory

Inventory consists of the following:

March 31, 2014
Raw materials	$57,924
Work in process	61,177
Finished goods	208,970
Total	$328,071

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3.	Asset Based Credit Facility

On January 30, 2012 the Company entered into a Loan and Security Agreement (Accounts Receivable Line of Credit) (the “Line of Credit”). The Line of Credit is collateralized by the Company's accounts receivable and allows for borrowings in the amount of 85% of eligible accounts, as defined in the Line of Credit, with maximum borrowings not to exceed $300,000. The interest rate under the Line of Credit is the prime rate plus 2%, payable monthly in arrears. The maturity date of the Line of Credit is January 30, 2015 and the maturity date may be extended for an additional two years, unless the Company gives written notice of its intent to terminate the Line of Credit at least sixty days prior to the maturity date of the Line of Credit. Interest expense totaled $4,966 and $4,078 for the three months ended March 31, 2014 and 2013 respectively. The asset based credit facility was paid off at the time the Company was acquired.

4.	Notes Payable

On October 21, 2013, the Company entered into a secured term promissory note of $275,000 (“the Secured Term Note”). The Secured Term Note is secured by the Company’s tangible and intangible personal property, subordinated to the Line of Credit (See Note 3). The Secured Term Note bears simple interest at a rate of 12% and subject to adjust if the Company becomes profitable. The maturity date is November 1, 2019. The Secured Term Note is subject to prepayment penalties as followings: 1) if the loan is prepaid within two years of the date of the loan, there is a 7% prepayment penalty or 2) if the loan is prepaid after two years of the date of the loan and before maturity, the penalty is 5% of the prepaid amount. The Secured Term Note is subject to certain financial covenants. The Company was in violation of these covenants as of March 31, 2014 and reclassified the Secured Term Note to current liabilities. The Secured Term Note and prepayment penalty were paid off at the time the Company was acquired.

5.	Related Party Convertible Notes

In December 2012 the Company issued two secured convertible promissory notes with an aggregate principal amount of $75,000 and in March 2013 the Company issued one secured convertible promissory note with an aggregate principal of $400,000 (collectively the “Convertible Notes”) with affiliates of an executive of the Company. The Convertible Notes are secured by all of the Company’s tangible and intangible property, but they are subordinate to any of the Company’s indebtedness to institutional lenders. The Convertible Notes bear simple interest at a rate of 10% per annum based on a 365-day year, which accrues until conversion or repayment. The maturity dates are the earlier of (a) December 31, 2015; or (b) the date the Company completes the issuance of $1 million of equity securities (a “Qualified Financing”).

The Company determined that the embedded conversion option need not be bifurcated from the debt host and is not accounted for as a derivative given that the Convertible Note holders do not receive an asset that is readily convertible into cash at conversion. As a result of the Convertible Note holders’ right to purchase equity securities at a 20% discount, the Company recorded a $118,750 beneficial conversion feature which was recorded as a Convertible Note debt discount. The debt discount is being amortized ratably through the outside maturity date of December 31, 2015 and $2,657 was amortized as interest expense during the three months ended March 31, 2014. The Convertible Notes were paid off at the time the Company was acquired.

6.	Contingencies

Lease of Facility

The Company leases its office facility for approximately $3,000 per month. In January 2014, the Company extended its lease through June 30, 2014 at the current rate. In May 2014, the lease was extended through December 2014 at the same rate.

Litigation, Claims and Assessments

The Company is subject to periodic lawsuits, investigations and claims that arise in the ordinary course of business. The Company is currently not aware of any legal proceedings that it believes will have a material adverse effect on its business, financial condition or operating results.

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7.	Redeemable Convertible Preferred Stock

In March of 2013, the Company issued 100,000 share of Series C Redeemable Convertible Preferred Stock at the original issuance priced of $1.00 per share.

As of March 31, 2014, the cumulative dividends were $1,572,004, $693,801 and $353,065 and the liquidation preference is $4,793,004, $3,248,393 and $2,554,302 for the Series A, Series B and Series C Redeemable Convertible Preferred Stock, respectively.

8.	Related Party

The Company’s utilizes the services of an investor of the Company in the manufacturing of its products. Total purchases from the related party for the three months ended March 31, 2014 and 2013 were $0 and $130,000, respectively.

The Company utilizes the services of an affiliate of an executive of the Company in the distribution of its products. Total services provided by the related party in each of the three months periods ending March 31, 2014 and 2013 were $24,000.

9.	Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued to determine if events or transactions required adjustment to or disclosure in the financial statements.

Stock Repurchase and Cancellation of Stock Subscription Receivable

In May 2014, the Company entered into Note Cancellation and Stock Repurchase Agreements with an employee and a consultant, whereby the stockholders returned 200,000 and 255,000 shares of common stock to the Company in exchange for the Company’s forgiveness of stock subscription receivables (and related accrued interest) of $40,000 and $51,000, respectively.

Merger

On May 5, 2014, Alliqua, Inc. purchased all of the shares of the Company for a total purchase price of approximately $4,000,000 in stock and cash. The merger provides for additional contingent payment of up to $5,000,000 based on achieving stated revenue thresholds being reached over the next three twelve month periods ending April 30, 2017.

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Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On May 5, 2014, Alliqua Biomedical Inc. (“Alliqua”) acquired all outstanding equity interests of Choice Therapeutics, Inc. (“Choice”). The acquisition was accounted for using the purchase method in accordance with ASC 805, “Business Combinations”.

The following unaudited pro forma condensed consolidated financial information gives effect to the above described acquisition. The following unaudited pro forma condensed consolidated balance sheet combines the balance sheet of Alliqua with Choice as of March 31, 2014, as if the acquisition occurred on that date. The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Alliqua with Choice for the year ended December 31, 2013, and the three month period ended March 31, 2014, as if the acquisition of Choice had been completed as the beginning of the periods indicated.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended December 31, 2013 and the three months ended March 31, 2014 and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have occurred had the acquisition been completed as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of Alliqua and Choice included elsewhere in this report and in other reports and documents Alliqua files with the United States Securities and Exchange Commission.